EXHIBIT 10.2

AMENDMENT
TO
CONVERTIBLE NOTE AGREEMENT

THIS AMENDMENT TO CONVERTIBLE NOTE AGREEMENT (the “Amendment”) is entered into as the ___ day of September, 2010, by and between Neonode, Inc., a Delaware Company (the “Company”), and the entity set forth on the signature page below (the “Investor”).

WHEREAS, the Company and the Investor entered into a Convertible Note Agreement dated as of _______ ___, 2009 (the “Agreement”); and

WHEREAS, pursuant to the Agreement (a) the Investor provided the Company with a convertible loan in amount set forth in Exhibit 1 hereto (the “Convertible Loan”); (b) the Company delivered to the Investor a convertible note in the amount of the Convertible Loan (the “Note”); and (c) the Company issued to the Investor the number of warrants set forth in Exhibit 1 hereto (the “Current Warrants”) to purchase fully-paid and non-assessable restricted shares of common stock of the Company, at a price of $0.04 per share (the “Warrant Shares”); and

WHEREAS, the Company and the Investor wish to amend the terms of the Agreement in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.           Definitions.

All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

2.           The Note.

2.1           Section 1.4 of the Agreement shall be amended such that the Due Date for the Note shall be extended to and including June 30, 2011.

2.2           Exhibit B of the Agreement (the “Note”) shall be amended such that the “Maturity Date” in the exhibit shall be June 30, 2011.

3.           Miscellaneous.

3.1           Each of the parties hereto shall perform such further acts and execute such further documents as may reasonably be necessary to carry out and give full effect to the provisions of this Amendment and the intentions of the parties as reflected thereby.

3.2           This Amendment shall be governed by and construed according to the laws of the State of New York, without regard to the conflict of laws provisions thereof.  Any action brought by either party against the other concerning the transactions contemplated by this Amendment shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York

3.3           Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

3.4           Except as specifically amended by this Amendment, the Agreement shall remain in full force and effect.  In the event of any inconsistency or conflict between the Agreement and this Amendment, the terms and conditions of this Amendment shall govern and control.  This Amendment, along with the Agreement, constitute the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof and supersede any prior agreement, understanding, or contract, written or oral, with respect to the subject matter hereof and thereof.

3.5           No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Amendment, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, either under this Amendment or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

3.6           If any provision of this Amendment is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Amendment and the remainder of this Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Amendment shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

3.7           This Amendment may be executed in counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute but one and the same instrument

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

The Company	The Investor

Name:	Name:

Title:	Title:

Date:	Date:

List of Exhibits:

Exhibit 1:                      Investor Details

EXHIBIT 1

INVESTOR DETAILS

Investor Name	Address	Amount of Convertible Loan	No. of Warrants

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